Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos.333-194490, 333-203179, 333-210172, 333-216572, 333-223589, 333-234734, 333-237124 and 333-238021 on Form S-8 and No. 333-251294 on Form S-3 of our report dated March 12, 2020, relating to the financial statements of Neoleukin Therapeutics, Inc. appearing in this Annual Report on Form 10-K of Neoleukin Therapeutics, Inc. for the year ended December 31, 2020.

/s/ Deloitte LLP

Chartered Professional Accountants
Vancouver, Canada
March 25, 2021